                                                                   Exhibit 10.29


                       [Letterhead of Ford Motor Company]

                                                    July 24, 1998

Mr. Salvatore A. Vergopia
Westwood Lincoln Mercury
55 Kinderkamack Road
Emerson, NJ 07630

      This letter will confirm that Ford Motor Company received your acquisition overview for Hometown Auto Retailers, Inc. on July 23, 1998. Fords approval of Ford and Lincoln Mercury Sales and Service Agreements for Hometown is contingent upon, among other things, the submission by you and approval by Ford of supporting documents associated with the appointment package.

      Assuming that the forthcoming documentation substantiates the information contained in the acquisition overview and such documentation is satisfactory to Ford Motor Company, Ford sees no impediment to approval of Ford and Lincoln-Mercury Sales Agreements for Hometown Auto Retailers, Inc. at the following dealerships:

Family Ford, Waterbury, CT
Shakers Lincoln-Mercury, Watertown, CT
Westwood Lincoln-Mercury, Emerson, NJ
Bay State Lincoln-Mercury Framingham, MA

Sincerely,

/s/ Harold Martin                           /s/ Harlan Lassen

Harold Martin                               Harlan Lassen
Franchising Manger                          Franchising Manger
Ford Division                               Lincoln Mercury Division


cc: Pete Demetsky
    Tom Shelley
    Bob Lusko